UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 13, 2013

Date of report (Date of earliest event reported)

LifeLock, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35671	56-2508977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 East Rio Salado Parkway

Suite 400

Tempe, Arizona 85281

(Address of Principal Executive Offices) (Zip Code)

(480) 682-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 13, 2013, LifeLock, Inc. (the “Company”) entered into a Third Amendment to Office Lease (the “Third Amendment”), effective as of September 13, 2013, with PKY Fund II Phoenix II, LLC, as successor-in-interest to Hayden Ferry Lakeside, LLC (“Lessor”), which amends that certain Office Lease dated May 18, 2007, that certain First Amendment to Office Lease dated March 7, 2008, and that certain Second Amendment to Office Lease dated May 15, 2013 (together with the Third Amendment, the “Lease”). Pursuant to the Third Amendment, the Company and Lessor agreed to certain new terms related to the delivery of additional space under the Lease and clarified the dates on which the Base Rent (as defined in the Lease) rates take effect. In the event that Lessor is unable to deliver certain portions of the additional space to be leased by November 1, 2013, the Company will receive a credit for every calendar day the additional space is delivered after November 1, 2013; provided, however, in the event that Lessor is unable to deliver the additional space by March 1, 2014, the Company, in its sole and absolute discretion, may choose to terminate the Lease in its entirety and elect to hold over in the then-occupied Premises (as defined in the Lease) for an additional 12 to 24 months following such election.

A copy of the Third Amendment is filed as Exhibit 10.8C to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Third Amendment.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibits

10.8C	Third Amendment to Office Lease, dated effective as of September 13, 2013, between LifeLock, Inc. and PKY Fund II Phoenix II, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOCK, INC.

Date: September 16, 2013	By:	/s/ Chris Power
Chris Power
Chief Financial Officer

EXHIBIT INDEX

10.8C	Third Amendment to Office Lease, dated effective as of September 13, 2013, between LifeLock, Inc. and PKY Fund II Phoenix II, LLC